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                                 EXHIBIT 23.2
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                  [On letterhead of McGladrey & Pullen, LLP]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



Board of Directors
Mooresville Savings Bank, SSB
347 North Main Street
Mooresville, NC 28115

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Coddle Creek Financial Corp. of our report dated January 16, 1997, relating to the statements of financial condition of Mooresville Savings Bank, SSB as of December 31, 1996 and 1995, and the related statements of income, equity, and cash flows for each of the years in the two year period ended December 31, 1996 and the nine month period ended December 31, 1994, which report appears in the Registration Statement on Form S-1 of Coddle Creek Financial Corp. (No. 333-35497). We further consent to the reference to our firm under the heading "Experts" in the Prospectus filed in connection with such Form S-1 and to the incorporation by reference of such Prospectus and relevant portions of such Registration Statement on Form S-1 into your Registration Statement on Form S-8.


                                       /s/ McGladrey & Pullen, LLP





Charlotte, North Carolina
December 8, 1997